UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 31, 2012

FNB United Corp.
(Exact name of registrant as specified in its charter)

North Carolina	000-13823	56-1456589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
150 South Fayetteville Street, Asheboro, North Carolina		27203
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code:   (336) 626-8300
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

FNB United Corp., the holding company for CommunityOne Bank, N.A. and Bank of Granite (together, the “Company”), announced today that David C. Lavoie, Chief Risk Officer for the Company, will retire effective December 31, 2012. Mr. Lavoie was part of the management group that led the recapitalization of the Company that closed on October 21, 2011.

In order to assist in the recapitalization efforts, Mr. Lavoie joined the Company as Chief Credit Officer on December 22, 2010. Mr. Lavoie and his associates within the risk team, many of whom he recruited, successfully reduced the Company’s problem assets prior to the closing of the recapitalization, allowing the transaction to close. Since the closing of the recapitalization, Mr. Lavoie has continued to build a strong risk organization within the Company. Over the next few months, the Company will undertake a search to identify Mr. Lavoie’s successor.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 6, 2012 (Date)	FNB United Corp. (Registrant)
/s/ David L. Nielsen David L. Nielsen Chief Financial Officer